Exhibit 99.1

Allarity Therapeutics Reports Third Quarter 2022 Financial Results

Cambridge, MA U.S.A. (November 15, 2022) — Allarity Therapeutics, Inc. (“Allarity” or the “Company”), a clinical-stage pharmaceutical company developing novel oncology therapeutics together with drug-specific DRP® companion diagnostics for personalized cancer care today reported financial results for the third quarter ended September 30, 2022.

Balance Sheet: As of September 30, 2022, Allarity’s cash was $3.9 million, as compared to $19.6 million as of December 31, 2021.

R&D Expenses: Research and Development (R&D) expenses were $3.0 million for the three months ended September 30, 2022, as compared to $1.4 million for the three months ended September 30, 2021.

G&A Expenses: General and Administrative (G&A) expenses were $1.6 million for the three months ended September 30, 2022, as compared to $2.6 million for the three months ended September 30, 2021.

Net Loss: Net loss was $5.0 million for the three months ended September 30, 2022, compared to $1.4 million for the comparable period in 2021.

Liquidity, Capital Resources and Plan of Operations: As of September 30, 2022, the Company’s cash deposits of $3.9 million were determined to be insufficient to fund its current operating plan and planned capital expenditures beyond the year ending December 31, 2022. These conditions give rise to substantial doubt over the Company’s ability to continue as a going concern.

The Company is currently in discussions with the holder of its Series A Preferred Shares regarding a potential bridge loan to extend the Company’s cash runway beyond December 31, 2022, in order to provide the Company with more time to complete the process of amending its organizational documents in order to facilitate additional capital investments. No assurance can be given that the discussions will be successful or that the Company will be able to raise additional capital on favorable terms, or at all.

For more information about the Company, reference is made to the Company quarterly report on Form 10-Q for the quarterly period ended September 30, 2022, as filed with the SEC.

Allarity Therapeutics, Inc. I 210 Broadway, #201 I Cambridge, MA I U.S.A. I NASDAQ: ALLR I www.allarity.com

About Allarity Therapeutics

Allarity Therapeutics, Inc. (Nasdaq: ALLR) develops drugs for personalized treatment of cancer guided by its proprietary and highly validated companion diagnostic technology, the DRP® platform. The Company has a mature portfolio of three drug candidates: stenoparib, a PARP inhibitor in Phase 2 development for ovarian cancer; dovitinib, a post-Phase 3 pan-tyrosine kinase inhibitor; and the European rights to IXEMPRA® (Ixabepilone), a microtubule inhibitor approved in the U.S. and marketed by R-PHARM U.S. for the treatment of second-line metastatic breast cancer, currently in Phase 2 development in Europe for the same indication. Additionally, the Company has rights in two secondary assets: 2X-111, a liposomal formulation of doxorubicin in Phase 2 development for metastatic breast cancer and/or glioblastoma multiforme (GBM), which is the subject of discussions for a restructured out-license to Smerud Medical Research International AS; and LiPlaCis®, a liposomal formulation of cisplatin and its accompanying DRP®, being developed via a partnership with Chosa ApS, an affiliate of Smerud Medical Research International, for late-stage metastatic breast cancer. The Company is headquartered in the United States and maintains an R&D facility in Hoersholm, Denmark. For more information, please visit the Company’s website at www.Allarity.com.

About the Drug Response Predictor – DRP® Companion Diagnostic

Allarity uses its drug-specific DRP® to select those patients who, by the genetic signature of their cancer, are found to have a high likelihood of responding to the specific drug. By screening patients before treatment, and only treating those patients with a sufficiently high DRP® score, the therapeutic response rate can be significantly increased. The DRP® method builds on the comparison of sensitive vs. resistant human cancer cell lines, including transcriptomic information from cell lines combined with clinical tumor biology filters and prior clinical trial outcomes. DRP® is based on messenger RNA from patient biopsies. The DRP® platform has proven its ability to provide a statistically significant prediction of the clinical outcome from drug treatment in cancer patients in 37 out of 47 clinical studies that were examined (both retrospective and prospective), including ongoing, prospective Phase 2 trials of Stenoparib and IXEMPRA®. The DRP® platform, which can be used in all cancer types and is patented for more than 70 anti-cancer drugs, has been extensively published in peer reviewed literature.

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Allarity Therapeutics, Inc. I 210 Broadway, #201 I Cambridge, MA I U.S.A. I NASDAQ: ALLR I www.allarity.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide Allarity’s current expectations or forecasts of future events. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements related to raising additional capital and the expectation of negotiating a bridge loan with its holder of Series A Preferred Shares, clinical and commercial potential due to the Company advancing dovitinib in combination with another therapeutic candidate or other approved drug, any statements related to ongoing clinical trials for stenoparib as a monotherapy or in combination with another therapeutic candidate for the treatment of advanced ovarian cancer, or ongoing clinical trials (in Europe) for IXEMPRA® for the treatment of metastatic breast cancer, and statements relating to the effectiveness of the Company’s DRP® companion diagnostics platform in predicting whether a particular patient is likely to respond to a specific drug. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that results of a clinical study do not necessarily predict final results and that one or more of the clinical outcomes may materially change following more comprehensive reviews of the data, and as more patient data become available, the risk that results of a clinical study are subject to interpretation and additional analyses may be needed and/or may contradict such results, the receipt of regulatory approval for dovitinib or any of our other therapeutic candidates or, if approved, the successful commercialization of such products, the risk of cessation or delay of any of the ongoing or planned clinical trials and/or our development of our product candidates, the risk that the results of previously conducted studies will not be repeated or observed in ongoing or future studies involving our therapeutic candidates, and the risk that the current COVID-19 pandemic will impact the Company’s current and future clinical trials and the timing of the Company’s preclinical studies and other operations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Form S-1 registration statement on file with the Securities and Exchange Commission, available at the Securities and Exchange Commission’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

Allarity Therapeutics, Inc. I 210 Broadway, #201 I Cambridge, MA I U.S.A. I NASDAQ: ALLR I www.allarity.com

ALLARITY THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	September 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash	$3,946	$19,555
Other current assets	182	625
Prepaid expenses	491	36
Tax credit receivable	1,442	838
Total current assets	6,061	21,054
Non-current assets:
Investment in Lantern Pharma Inc. stock	—	350
Property, plant and equipment, net	5	8
Operating lease right of use assets	41	86
Intangible assets, net	12,027	28,135
Total assets	$18,134	$49,633

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,707	$698
Accrued liabilities	4,079	8,590
Income taxes payable	83	60
Operating lease liabilities, current	29	98
Derivative liabilities	2,795	—
Warrant liability	1,262	11,273
Total current liabilities	12,955	20,719
Non-current liabilities:
Convertible promissory note and accrued interest, net	1,057	979
Operating lease liabilities, net of current portion	—	9
Deferred tax	619	1,961
Derivative liabilities	—	7,181
Total liabilities	14,631	30,849
Commitments and contingencies (Note 19)
Redeemable convertible preferred stock
Series A Convertible Preferred stock	2,056	632
Stockholders’ equity
Common stock	1	1
Additional paid-in capital	83,029	85,243
Accumulated other comprehensive loss	(1,871)	(600)
Accumulated deficit	(79,712)	(66,492)
Total stockholders’ equity	1,447	18,152
Total liabilities, redeemable convertible preferred stock & stockholders’ equity	$18,134	$49,633

Allarity Therapeutics, Inc. I 210 Broadway, #201 I Cambridge, MA I U.S.A. I NASDAQ: ALLR I www.allarity.com

ALLARITY THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Operating expenses:
Research and development	$3,004	$1,355	$5,989	$4,674
Impairment of intangible assets	—	—	14,007	—
General and administrative	1,558	2,619	7,717	6,140
Total operating expenses	4,562	3,974	27,713	10,814
Loss from operations	(4,562)	(3,974)	(27,713)	(10,814)
Other income (expenses)
Income from sale of IP	—	1,000	1,780	1,000
Interest income	14	28	19	—
Interest expense	(35)	(27)	(107)	(238)
Finance expense	—	—	—	(393)
Loss on investment	(45)	(137)	(115)	(317)
Foreign exchange gains (losses)	(406)	9	(944)	(71)
Change in fair value adjustment of derivative and warrant liabilities	2	1,785	13,442	1,715
Penalty on Series A Preferred stock liability	—	—	(800)	—
Loss on extinguishment of convertible debt	—	—	—	(474)
Change in fair value of convertible debt	—	—	—	(141)
Other income (expense), net	(470)	2,658	13,275	1,081
Net loss for the period before tax expense	(5,032)	(1,316)	(14,438)	(9,733)
Income tax benefit (expense)	(5)	(35)	1,218	(98)
Net loss	(5,037)	(1,351)	(13,220)	(9,831)
Deemed dividend of 8% on Preferred stock	—	—	(1,572)	—
Cash obligations on converted Series A Preferred stock	(1,646)	—	(3,157)	—
Net loss attributable to common stockholders	$(6,683)	$(1,351)	$(17,949)	$(9,831)

Basic and diluted net loss per common stock	$(0.68)	$(0.17)	$(1.98)	$(1.70)
Weighted-average number of common stock outstanding, basic and diluted	9,871,413	7,753,051	9,064,644	5,779,681

Allarity Therapeutics, Inc. I 210 Broadway, #201 I Cambridge, MA I U.S.A. I NASDAQ: ALLR I www.allarity.com

Company Contact:

Thomas Jensen

Senior V.P. of Investor Relations

investorrelations@allarity.com

Investor Relations:

Chuck Padala

LifeSci Advisors

+1 (646) 627-8390

chuck@lifesciadvisors.com

U.S. Media Contact:

Mike Beyer

Sam Brown, Inc.

+1 (312) 961-2502

mikebeyer@sambrown.com

EU Media Contact:

Thomas Pedersen

Carrotize PR & Communications

+45 6062 9390

tsp@carrotize.com

Allarity Therapeutics, Inc. I 210 Broadway, #201 I Cambridge, MA I U.S.A. I NASDAQ: ALLR I www.allarity.com